Exhibit 10.12


                           SECOND AMENDMENT LEASE FROM
                      TRUSTEES OF THE CAMBRIDGE EAST TRUST
                                TO METASYN, INC.

         This is the Second Amendment made as of as of September 17, 1994 to the Lease dated July 7, 1992 between the Trustees of The Cambridge East Trust, as Landlord, and Metasyn, Inc., as Tenant, for premises at 71 Rogers Street and 75 Rogers Street, Cambridge, Massachusetts (the "Lease").

         Whereas, the Landlord is willing and the Tenant wishes (i) to lease as additional premises a portion of the premises at 69 Rogers Street, Cambridge and
(ii) to make certain other amendments, all on the terms and conditions stated in the Lease as modified in this Second Amendment.

         Therefore, for valuable consideration the receipt and sufficiency of which is mutually acknowledged:

         1. Section l Reference Data The Landlord and the Tenant amend the Lease by substituting Section 1 Reference Data appearing at the end of this Second Amendment for the original Section 1 Reference Data and the Lease is hereby so amended.

         The Premises added to the Lease by this Second Amendment are delivered by Landlord and accepted by Tenant "as is".

         2. Sections 3.5, 3.6 and 3.7, pertaining Tenant's expansion to premises at 69 Rogers Street and 79 Rogers Street, shall be of no further force or effect (but this shall not be construed to affect Tenant's rights to receive payment for Tenant's Improvements as stated in Section 3.6 as to the Premises added by this Second Amendment, which remain as stated in Section 3.6).

         3. Section 8.1 Compliance with Law, including Hazardous Materials is amended by adding the following at the end of the second paragraph "Exhibit 4 hereto states the standard to which Tenant shall restore the Premises at the end of the Term as required in Section 8.1 of the Lease".

         4.       Except as amended herein, the Lease is ratified and confirmed.

5. Agreement Made Only When Amendment Signed. This Amendment shall bind Landlord and Tenant only when executed and delivered by both. This Amendment when signed by one party and delivered to the other, shall constitute an offer to enter into the Amendment on the terms set forth herein. No submission of this Amendment, unsigned by either party to the other, shall constitute an offer.




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                                      LEASE
                                      -----
                              WITH SECOND AMENDMENT
                              ---------------------

                            As of September 17, 1994

         1. Reference Data. Each reference in this Lease to the following subjects shall be construed to incorporate the data for that subject stated in this Section 1.

DATE:    July 7, 1992, as previously amended by the First Amendment dated
October 25, 1993 and as further amended by  this Second Amendment.

PREMISES: (i) The premises shown on Exhibit 1 to the Lease containing approximately 2,500 square feet located in the 2,500 square foot building known as and numbered 71 Rogers Street, (ii) the premises shown on Exhibit 2 to the Lease containing approximately 5,000 square feet in the 5,000 square foot building known as and numbered 75 Rogers Street, and (iii) the Premises shown on
Exhibit 6 to the Lease, containing approximately 2,500 square feet in the 2,500 building known as and numbered 69 Rogers Street, all in Cambridge, Massachusetts (collectively, the Building.)

LANDLORD: Trustees of The Cambridge East Trust, as Trustees and not individually

ORIGINAL ADDRESS OF LANDLORD:
         c/o Beal and Company, Inc.
         177 Milk Street
         Boston, Massachusetts 02109-3410

TENANT: Metasyn, Inc., a Delaware corporation

ORIGINAL ADDRESS OF TENANT:
         71 Rogers Street
         Cambridge, Massachusetts 02141

TERM:             Five years two months

EXTENSION OPTION:  See Section 3.4 of Lease

COMMENCEMENT DATE: November 1, 1992

TERMINATION DATE: December 31, 1997






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ANNUAL FIXED RENT: Through September 17, 1994 - As stated in the Lease
        September 18, 1994 - December 31, 1994 -              $    26,000.00
        January 1, 1995 - December 31, 1995 -                 $   100,000.00
        January 1, 1996 - December 31, 1996 -                 $   110,000.00
        January 1, 1997 - December 31, 1997 -                 $   120,000.00

MONTHLY PAYMENT: Through September 17, 1994 - As stated in the Lease
        September 18, 1994 - September 30, 1994 -             $     3,500.00
        October 1, 1994 - December 31, 1994 -                 $     7,500.00
        January 1, 1995 - December 31, 1995 -                 $     8,333.33
        January 1, 1996 - December 31, 1996 -                 $     9,166.67
        January 1, 1997 - December 31, 1997 -                 $    10,000.00

LANDLORD'S RENOVATIONS, ALTERATIONS, IMPROVEMENTS: As stated in Section
3.6 of the Lease

TENANT'S PERCENTAGE OF OPERATING EXPENSES
         & REAL ESTATE TAXES:               100% as to all Premises

TAX BASE YEAR: None

PERMITTED USES: Office and laboratory use and ancillary animal space to the extent permitted by applicable law, and no other use

SECURITY DEPOSIT:   As stated in the Lease

BROKER: Lynch, Murphy, Walsh & Partners - as to the Lease
                       None as to this Second Amendment


Signatures
----------
LANDLORD:                                        TENANT:
Trustees of The Cambridge East
Trust, as Trustees and not individually

By:      Beal and Company, Inc.                  Metasyn, Inc.
         Managing Agent



By:  /s/ Bruce A. Beal                           By:  /s/ Randall B. Lauffer
   ________________________                         __________________________
                                                    Randall B. Lauffer,
                                                    President and Treasurer
   hereunto duly authorized                         hereunder duly authorized



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                        Assistant Secretary's Certificate

         The undersigned hereby certifies (1) that he is the duly elected Assistant Secretary of the corporation executing this Lease as amended by this Second Amendment as Tenant, (2) that the Tenant's Board of Directors has duly decided as required by law and the Tenant's governing documents that the Tenant shall enter into this Lease as amended by this Second Amendment and has duly empowered the person who executed this Second Amendment to do so in the name of and on behalf of the Tenant, and (3) that the Tenant's execution and performance of this Lease as amended by this Second Amendment is consistent with and does not contravene or violate the law and governing documents under which Tenant is organized and operated.


                                                /s/ Peter K. Wirth
                                        -----------------------------------
                                        Peter K. Wirth, Assistant Secretary


                                    EXHIBIT 4
                             Clean-up Requirements,
       Including Standards for Biological, Chemical and Radioactive Agents

General
-------

         Except as more specifically addressed below, Sublessee shall remove any Hazardous Substances released by Sublessee on, under or adjacent to the Premises to levels below the "reportable" or "releasable" concentration and/or quantities of such Hazardous Substances set forth in applicable Hazardous Substance Laws. The following shall also apply to biological, chemical and radioactive agents.

Biological
----------

         Applicable regulatory requirements shall be adhered to (for example, if the bloodbourne pathogen standard is applicable, the requirements for clean up and decontamination included in 29 CFR 1910.1030 shall be adhered to).

         Where no applicable regulatory requirements exist, National Institutes of Health (NIH) guidelines for general cleaning and disinfecting areas where biological agents were used, such as presently set forth in the NIH's "Laboratory Safety Monograph - A supplement to the NIH Guidelines for Recombinant DNA Research", shall be adhered to.

Chemical
--------

         Applicable regulatory requirements shall be adhered to.




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         Where no applicable regulatory requirements exist, general cleaning of all working and walking surfaces of the laboratories shall be performed using an appropriate industrial strength cleaner.

         Without limiting the foregoing, any disposal of washing solutions from the Premises after cleanup shall conform with Massachusetts Water Resources Authority and other applicable regulatory requirements.

Radioactive
-----------

         Applicable regulatory requirements shall be adhered to, including without limitation Nuclear Regulatory Commission (NRC) licensing, documentation and decommissioning requirements and procedures.

         All radioactivity, including materials regulated under the Atomic Energy Act of 1954 and unregulated radioactive materials, shall be removed from the Premises using NRC decontamination procedures so that all radioactive materials remaining on the Premises are below the guidelines of NRC Regulatory Guide 1.86.

         Without limiting the foregoing, all regulated radioactive materials shall be removed in compliance with NRC licensing and decommissioning requirements, and Tenant shall provide Landlord with a copy of the acceptance letter from the NRC stating that the Premises have been decontaminated and decommissioned properly.


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